Exhibit 99.1

3750 Torrey View Ct San Diego, CA 92130 www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS FOURTH QUARTER AND FISCAL 2010 RESULTS,

ANNOUNCES COMPANY-WIDE RESTRUCTURING

•	Fiscal 2010 GAAP income from continuing operations of $171 million, or $0.77 per diluted share; adjusted net income of $317 million, or $1.42 per diluted share

•	Company-wide restructuring expected to provide $85 million to $95 million in pre-tax savings in fiscal 2011 and increasing $25 million to $110 million to $120 million in pre-tax savings in fiscal 2012

•

Fiscal 2011 adjusted earnings per share (EPS) guidance of $1.58 to $1.68, or 11 to 18 percent growth over fiscal 2010; fiscal 2011 revenue expected to grow mid single digits over fiscal 2010 on a reported basis and mid-to-high single digits on a constant currency basis

SAN DIEGO, Aug. 10, 2010 – CareFusion Corp. (NYSE: CFN), a leading, global medical device company, today reported results from continuing operations for the three months and fiscal year ended June 30, 2010 and announced a company-wide restructuring expected to generate more than $100 million in annual savings when fully implemented.

“The results we reported today reflect solid performances across our business segments in our first year as a public company. We overachieved against our original fiscal 2010 expectations with incremental positive contributions from both our Infusion and Respiratory businesses,” said David Schlotterbeck, chairman and CEO of CareFusion. “During fiscal 2010, we evaluated our cost structure and the strategic fit of certain businesses and are now taking the necessary steps to right size our company. Our goal is to improve our competitive position, accelerate our previously announced efforts to improve our operating margins and enhance our focus on the core opportunities we have for growth.”

“Our guidance for fiscal 2011 is consistent with the long-term goals for top- and bottom-line growth we have previously provided. We are expecting revenue growth of mid single digits on a reported basis over fiscal 2010 results, and adjusted diluted earnings per share of $1.58 to $1.68, an 11 to 18 percent increase. Our fiscal 2011 growth projections include overcoming the Infusion and Respiratory benefits in 2010, as well as the impact in the change in currency from 2010 to 2011, all of which total approximately $210 million. Taking into account these items, our underlying core revenue growth rate is 10 to 12 percent for next year.”

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CareFusion News – Q4 FY10 Results

Restructuring

CareFusion announced today that it initiated a company-wide restructuring that is expected to reduce the company’s global workforce by approximately 700 positions. The reductions are designed to eliminate layers of management and reduce the size of the company’s supporting infrastructure.

In connection with the restructuring, CareFusion estimates it will generate pre-tax cost savings in fiscal 2011 of $85 million to $95 million and for that amount to increase by an additional $25 million in fiscal 2012. In addition, the company estimates incurring total pre-tax, nonrecurring expenses of approximately $40 million to $50 million in fiscal 2011 related to this restructuring, which includes employee separation and other costs.

Fourth Quarter Results

CareFusion’s reported results compare to the three month and fiscal year periods ended June 30, 2009.

Revenue in the fourth quarter increased 19 percent to $1 billion on both a reported and constant currency basis, driven primarily by increased sales in the company’s Infusion, Respiratory and Medical Technologies and Services businesses. Operating income increased to $135 million from $85 million. Excluding nonrecurring items, adjusted operating income for the fourth quarter increased 44 percent to $147 million.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D) and restructuring and acquisition integration charges in the fourth quarter totaled $362 million, or 35 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses in the fourth quarter totaled $338 million, or 33 percent of total revenue. Adjusted SG&A expenses were $294 million and R&D investments totaled $44 million.

The company reported income from continuing operations in the fourth quarter of $52 million, or $0.23 per diluted share. Adjusted net income was $85 million, or $0.38 per diluted share, and the adjusted tax rate was 33.2 percent for the fourth quarter.

Fiscal 2010 Results

For fiscal 2010, revenue increased 9 percent to $3.9 billion on both a reported and constant currency basis, driven primarily by increased sales in the company’s Infusion, Respiratory and Medical Technologies and Services businesses, which were partially offset by a decrease in the company’s Dispensing business. Operating income increased $28 million to $472 million. Excluding nonrecurring items, adjusted operating income for fiscal 2010 increased to $542 million from $516 million.

Operating expenses, including SG&A, R&D and restructuring and acquisition integration charges in fiscal 2010 totaled $1.4 billion, or 36 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses for fiscal 2010 totaled $1.3 billion, or 34 percent of total revenue. Adjusted SG&A expenses were $1.2 billion, and R&D investments totaled $159 million.

The company reported income from continuing operations for fiscal 2010 of $171 million, or $0.77 per diluted share. Adjusted net income increased $1 million to $317 million, or $1.42 per diluted share, and the adjusted tax rate was 29.5 percent for fiscal 2010.

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CareFusion News – Q4 FY10 Results

Summary of Segment Results

The company reports results in two segments: Critical Care Technologies (CCT) and Medical Technologies and Services (MTS). The CCT segment includes the company’s Dispensing, Infusion and Respiratory businesses and the MTS segment includes the company’s Infection Prevention and Medical Specialties businesses. Segment results for the fourth quarter and fiscal year periods ended June 30, 2010 are as follows:

Critical Care Technologies (CCT)	Q4 FY10	Y/Y	FY10	Y/Y
Revenue	$716 million	21%	$2,644 million	9%
Segment Profit	$106 million	38%	$395 million	12%
Adjusted Segment Profit	$123 million	38%	$450 million	12%

Medical Technologies & Services (MTS)	Q4 FY10	Y/Y	FY10	Y/Y
Revenue	$319 million	16%	$1,285 million	10%
Segment Profit	$17 million	113%	$65 million	(28)%
Adjusted Segment Profit	$24 million	85%	$92 million	(19)%

Adjusted operating expenses, adjusted SG&A expenses, adjusted operating income, adjusted net income, adjusted diluted earnings per share and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring gain on the sale of assets, nonrecurring tax items and discontinued operations. Adjusted net income also excludes nonrecurring costs related to the bridge loan entered into in connection with the spinoff. A reconciliation of GAAP to non-GAAP financial measures is included later in this news release.

Fiscal 2011 Outlook

For the fiscal year ending June 30, 2011, CareFusion expects revenues to grow on a percentage basis by mid single digits compared to fiscal 2010 revenue of $3.9 billion, and in line with the company’s long term guidance. On a constant currency basis, revenue is expected to grow mid-to-high single digits. Adjusted diluted earnings per share for fiscal 2011 are expected to be in the range of $1.58 to $1.68, an increase of 11 to 18 percent.

The guidance is based on an assumed diluted weighted average outstanding share count of approximately 225 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PDT to discuss earnings results for the fourth quarter and fiscal 2010.

To access the call and corresponding slide presentation, visit the Investor Relations page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 901-5218 within the U.S. or (617) 786-4511 from outside the U.S., and use the access code 21376159. A replay of the conference call will be available from 5 p.m. Pacific time (8 p.m. Eastern time) on Aug. 10 through 8:59 p.m. Pacific time (11:59 p.m. Eastern time) on Aug. 17 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 64121701.

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CareFusion News – Q4 FY10 Results

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for infection surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

###

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, net income, diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the quarters and fiscal years ended June 30, 2010 and 2009, which present the company’s results of operations after excluding restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring gain on the sale of assets, nonrecurring tax items and discontinued operations.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Aug. 10, 2010.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures

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CareFusion News – Q4 FY10 Results

associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; and we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business. The CareFusion news release and the information contained herein reflect management’s views as of Aug. 10, 2010. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended June 30,
(in millions, except per share amounts)	2010	2009
Revenue	$1,035	$867
Cost of Products Sold	550	465

Gross Margin	485	402

Selling, General and Administrative Expenses	310	257
Research and Development Expenses	44	43
Restructuring and Acquisition Integration Charges	8	17
Gain on the Sale of Assets	(12)	—

Operating Income	135	85

Interest Expense and Other, Net	20	21

Income Before Income Taxes	115	64
Provision (Benefit) for Income Taxes	63	(1)

Income from Continuing Operations	52	65
Income from Discontinued Operations, Net of Tax	—	31

Net Income	$52	$96

Per Share Amounts: [1]

Basic Earnings per Common Share:
Continuing Operations	$0.24	$0.30
Discontinued Operations	$—	$0.14
Basic Earnings per Common Share	$0.24	$0.44

Diluted Earnings per Common Share:
Continuing Operations	$0.23	$0.30
Discontinued Operations	$—	$0.14
Diluted Earnings per Common Share	$0.23	$0.44

Weighted-Average Number of Shares Outstanding: [2]
Basic	221.8	220.5
Diluted	224.0	220.5

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amount presented.
[2]

Quarter ended June 30, 2009 weighted-average number of shares outstanding reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	Fiscal Year Ended June 30,
(in millions, except per share amounts)	2010	2009
Revenue	$3,929	$3,595
Cost of Products Sold	2,063	1,864

Gross Margin	1,866	1,731

Selling, General and Administrative Expenses	1,228	1,055
Research and Development Expenses	159	160
Restructuring and Acquisition Integration Charges	19	72
Gain on the Sale of Assets	(12)	—

Operating Income	472	444

Interest Expense and Other, Net	115	101

Income Before Income Taxes	357	343
Provision for Income Taxes	186	53

Income from Continuing Operations	171	290
Income from Discontinued Operations, Net of Tax	23	278

Net Income	$194	$568

Per Share Amounts: [1]

Basic Earnings per Common Share:
Continuing Operations	$0.77	$1.32
Discontinued Operations	$0.10	$1.26
Basic Earnings per Common Share	$0.88	$2.58

Diluted Earnings per Common Share:
Continuing Operations	$0.77	$1.32
Discontinued Operations	$0.10	$1.26
Diluted Earnings per Common Share	$0.87	$2.58

Weighted-Average Number of Shares Outstanding: [2]
Basic	221.5	220.5
Diluted	223.0	220.5

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amount presented.
[2]

Fiscal year ended June 30, 2009 weighted-average number of shares outstanding reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended June 30, 2010
(in millions, except per share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Revenue [3]	$1,035	$—	$1,035
Cost of Products Sold	550	—	550

Gross Margin	485	—	485
Selling, General and Administrative Expenses	310	(16)	294
Research and Development Expenses	44	—	44
Restructuring and Acquisition Integration Charges	8	(8)	—
Gain on the Sale of Assets	(12)	12	—

Operating Income	135	12	147
Interest Expense and Other, Net	20	—	20

Income Before Income Taxes	115	12	127
Provision for Income Taxes	63	(21)	42

Income from Continuing Operations	52	33	85
Income from Discontinued Operations, Net of Tax	—	—	—

Net Income	$52	$33	$85

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.24	$0.15	$0.38
Diluted Earnings per Common Share	$0.23	$0.15	$0.38

Weighted-Average Number of Shares Outstanding:
Basic	221.8	221.8	221.8
Diluted	224.0	224.0	224.0

Effective Tax Rate	54.5%	(170.5)%	33.2%

[1]

Reflects nonrecurring charges, primarily related to the spinoff ($16 million), nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets ($12 million or $1 million loss after tax), and nonrecurring tax items.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Revenues increased $168 million for the quarter ended June 30, 2010 compared to 2009, or an $167 million increase on a constant currency basis.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Fiscal Year Ended June 30, 2010
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue [4]	$3,929	$—	$—	$3,929
Cost of Products Sold	2,063	—	—	2,063

Gross Margin	1,866	—	—	1,866

Selling, General and Administrative Expenses	1,228	—	(63)	1,165
Research and Development Expenses	159	—	—	159
Restructuring and Acquisition Integration Charges	19	—	(19)	—
Gain on the Sale of Assets	(12)	—	12	—

Operating Income	472	—	70	542

Interest Expense and Other, Net	115	—	(22)	93

Income Before Income Taxes	357	—	92	449
Provision for Income Taxes	186	—	(54)	132

Income from Continuing Operations	171	—	146	317
Income from Discontinued Operations, Net of Tax	23	(23)	—	—

Net Income	$194	$(23)	$146	$317

Per Share Amounts: [5]
Basic Earnings per Common Share	$0.88	$(0.10)	$0.66	$1.43
Diluted Earnings per Common Share	$0.87	$(0.10)	$0.65	$1.42

Weighted-Average Number of Shares Outstanding:
Basic	221.5	221.5	221.5	221.5
Diluted	223.0	223.0	223.0	223.0

Effective Tax Rate	52.1%	n/a	(58.4)%	29.5%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the company’s audiology business.

[2]

Reflects nonrecurring charges primarily related to the spinoff ($63 million), nonrecurring charges related to the bridge loan entered into in connection with the spinoff ($22 million), nonrecurring restructuring and acquisition integration charges, nonrecurring gain on sale of assets ($12 million or $1 million loss after tax), nonrecurring charges related to a tax reserve adjustment ($58 million) for uncertain tax positions recorded in the quarter ended March 31, 2010, and nonrecurring tax items associated with the other non-tax adjustments.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Revenues increased $334 million for the fiscal year ended June 30, 2010 compared to 2009, or an $310 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended June 30, 2009
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items	Adjusted [2]
Revenue	$867	$—	$—	$867
Cost of Products Sold	465	—	—	465

Gross Margin	402	—	—	402

Selling, General and Administrative Expenses	257	—	—	257
Research and Development Expenses	43	—	—	43
Restructuring and Acquisition Integration Charges	17	—	(17)	—

Operating Income	85	—	17	102

Interest Expense and Other, Net	21	—	—	21

Income Before Income Taxes	64	—	17	81
Provision (Benefit) for Income Taxes	(1)	—	5	4

Income from Continuing Operations	65	—	12	77
Income from Discontinued Operations, Net of Tax	31	(31)	—	—

Net Income	$96	$(31)	$12	$77

Per Share Amounts: [3]
Basic Earnings per Common Share	$0.44	$(0.14)	$0.06	$0.36
Diluted Earnings per Common Share	$0.44	$(0.14)	$0.06	$0.36

Weighted-Average Number of Shares Outstanding: [4]
Basic	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5

Effective Tax Rate	(2.1)%	n/a	26.6%	4.1%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[3]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[4]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.

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CareFusion News – Q4 FY10 Results

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Fiscal Year Ended June 30, 2009
(in millions, except per share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$3,595	$—	$—	$3,595
Cost of Products Sold	1,864	—	—	1,864

Gross Margin	1,731	—	—	1,731

Selling, General and Administrative Expenses	1,055	—	—	1,055
Research and Development Expenses	160	—	—	160
Restructuring and Acquisition Integration Charges	72	—	(72)	—

Operating Income	444	—	72	516

Interest Expense and Other, Net	101	—	—	101

Income Before Income Taxes	343	—	72	415
Provision for Income Taxes	53	—	46	99

Income from Continuing Operations	290	—	26	316
Income from Discontinued Operations, Net of Tax	278	(278)	—	—

Net Income	$568	$(278)	$26	$316

Per Share Amounts: [4]
Basic Earnings per Common Share	$2.58	$(1.26)	$0.11	$1.43
Diluted Earnings per Common Share	$2.58	$(1.26)	$0.11	$1.43

Weighted-Average Number of Shares Outstanding: [5]
Basic	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5

Effective Tax Rate	15.5%	n/a	64.6%	23.8%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Reflects nonrecurring restructuring and acquisition integration charges, nonrecurring tax benefit of amending Federal tax reserves for fiscal years 2004 through 2006 for secured loan transactions involving certain sales-type leases ($24 million) and nonrecurring tax items associated with the other non-tax adjustments.

[3]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.